EXHIBIT 32.2






                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Volume Services America, Inc. (the "Company") on Form 10-Q for the quarter ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kenneth R. Frick, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. sec. 1350, as adopted pursuant to sec. 906 of the Sarbanes-Oxley Act of 2002, that: (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ Kenneth R. Frick
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Kenneth R. Frick
Chief Financial Officer
Date: October 30, 2003



         A signed original of this written statement required by Section 906 has been provided to Volume Services America, Inc. and will be retained by Volume Services America, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.